    As filed with the Securities and Exchange Commission on November 5, 1999.

                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                                   LYCOS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                       04-3277338
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


              400-2 Totten Pond Road, Waltham, Massachusetts 02451
               (Address of Principal Executive Offices) (Zip Code)

                      ------------------------------------

                       Lycos, Inc. 1996 Stock Option Plan
                            (Full title of the plan)

                      ------------------------------------

                                 Robert J. Davis
                      President and Chief Executive Officer
                                   Lycos, Inc.
                             400-2 Totten Pond Road
                          Waltham, Massachusetts 02451
                                 (781) 370-2700
           (Name and address including zip code and telephone number, including area code, of agent for service)

                      ------------------------------------

                                    Copy to:
                             Kenneth J. Gordon, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                       High Street Tower, 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

                  --------------------------------------------


================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================


                                                                   Proposed            Proposed
                                                                    Maximum             Maximum
                                                 Amount            Offering            Aggregate          Amount of
Title of Securities                               to be            Price Per           Offering         Registration
to be Registered                               Registered            Share               Price               Fee
--------------------------------------------------------------------------------------------------------------------

LYCOS, INC. 1996 STOCK OPTION PLAN
Common Stock ($0.01 par value)                   12,226,074          $45.581(1)    $557,276,678.99     $154,922.92
Common Stock ($0.01 par value)                    4,609,705          $53.69 (2)    $247,495,061.45     $ 68,803.63

TOTAL:                                           16,835,779                                            $223,726.55
---------------------------------------------------------------------------------------------------------------------

(1) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.
(2) The price of $53.69 per share, which is the average of the high and low prices of the Common Stock of the registrant reported on the Nasdaq National Market on November 3, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise price.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Lycos hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by Lycos pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (a) Lycos' latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference audited financial statements for Lycos' latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the Prospectus referred to in (a) above.

         (c) The description of Lycos' Common Stock which is contained in the Registration Statement filed by Lycos on February 23, 1996 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The financial statements and schedules incorporated by reference in this registration statement have been audited by KPMG LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance on the authority of said firm as experts in giving said reports. The validity of the authorization and issuance of the shares of Common Stock offered hereby will be passed upon by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts, counsel to Lycos.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law and the Company's Amended and Restated By-laws provide for indemnification of Lycos' directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Lycos, and with respect to any criminal action or proceeding, actions that the indemnitee has no reasonable choice to believe were unlawful. Lycos has purchased insurance with respect to, among other things, the liabilities that may arise under the provisions referred to above. The directors and officers of Lycos also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by Lycos. Lycos has entered into separate indemnification agreements with its directors and officers. The indemnification agreements create certain indemnification obligations of Lycos in favor of the directors and officers and, as permitted by applicable law, will clarify and expand the circumstances under which a director or officer will be indemnified.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         EXHIBIT NO.           DESCRIPTION OF EXHIBIT
         -----------           ----------------------

         Exhibit 4.1 Lycos, Inc. 1996 Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-1354)).

         Exhibit 5.1           Opinion of Testa, Hurwitz & Thibeault, LLP
                               (filed herewith).

         Exhibit 23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).

         Exhibit 23.2          Consent of KPMG LLP (filed herewith).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act
                                    of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to

                  Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Lycos, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on November 5, 1999.

                                  LYCOS, INC.


                                   By:   /s/ Robert J. Davis
                                         ---------------------------------------
                                         Robert J. Davis
                                         President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert J. Davis and Edward M. Philip, and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURES                                    TITLE(S)                          DATE
                    ----------                                    --------                          ----

/s/ Robert J. Davis                                 President, Chief Executive Officer        November 5, 1999
---------------------------------------             and Director
Robert J. Davis                                     (Principal Executive Officer)


/s/ Edward M. Philip                                Chief Operating Officer, Chief            November 5, 1999
---------------------------------------             Financial Officer and Secretary
Edward M. Philip                                    (Principal Financial and Accounting
                                                    Officer)


/s/ John M. Connors, Jr.                            Director                                  November 5, 1999
---------------------------------------
John M. Connors, Jr.


/s/ Daniel J. Nova                                  Director                                  November 5, 1999
----------------------------------------
Daniel J. Nova


/s/ Richard H. Sabot                                Director                                  November 5, 1999
----------------------------------------
Richard H. Sabot


/s/ Peter Lund                                      Director                                  November 5, 1999
----------------------------------------
Peter Lund

                                  EXHIBIT INDEX



EXHIBIT NO.      DESCRIPTION OF EXHIBIT
-----------      ----------------------

Exhibit 4.1 Lycos, Inc. 1996 Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-1354)).

Exhibit 5.1      Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

Exhibit 23.1     Consent of Testa, Hurwitz & Thibeault, LLP (contained in
                 Exhibit 5.1).

Exhibit 23.2     Consent of KPMG LLP (filed herewith).

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).